As filed with the Securities and Exchange Commission on February 17, 2012

Registration No. 333-178928

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pacific Coast Oil Trust	Pacific Coast Energy Company LP
(Exact Name of co-registrant as specified in its charter)	(Exact Name of co-registrant as specified in its charter)
Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
1311	1311
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)
80-6216242	20-1241171
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
919 Congress Avenue, Suite 500 Austin, Texas 78701 (512) 236-6599	515 South Flower Street, Suite 4800 Los Angeles, California 90071 (213) 225-5900 Attention: Gregory C. Brown
(Address, including zip code, and telephone number, including area code, of co-registrant’s Principal Executive Offices)	(Address, including zip code, and telephone number, including area code, of co-registrant’s Principal Executive Offices)

The Bank of New York Mellon Trust

Company, N.A., Trustee

919 Congress Avenue, Suite 500

Austin, Texas 78701

(512) 236-6599

Attention: Michael J. Ulrich

(Name, address, including zip code, and

telephone number,

including area code, of agent for service)

Gregory C. Brown 515 South Flower Street, Suite 4800 Los Angeles, California 90071 (213) 225-5900 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sean T. Wheeler Steven B. Stokdyk Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Gerald M. Spedale Baker Botts L.L.P 910 Louisiana, Suite 3200 Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The co-registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the co-registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Pacific Coast Energy Company LP and Pacific Coast Oil Trust are filing this Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-1 (Registration Nos. 333-178928 and 333-178928-01) (the “Registration Statement”) as an exhibit-only filing to file Exhibits 3.6, 10.2, 10.4A, 10.4B, 10.4C and 10.5 and to amend and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the FINRA filing and the NYSE listing fee, the amounts set forth below are estimates.

Registration fee	$39,537
FINRA filing fee	35,000
NYSE listing fee		*
Printing and engraving expenses		*
Fees and expenses of legal counsel		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Trustee fees and expenses		*
Miscellaneous		*
Total	$3,000,000

*	To be provided by amendment

Item 14. Indemnification of Directors and Officers.

The trust agreement provides that the trustee and its officers, agents and employees shall be indemnified from the assets of the trust against and from any and all liabilities, expenses, claims, damages or loss incurred by it individually or as trustee in the administration of the trust and the trust assets, including, without limitation, any liability, expenses, claims, damages or loss arising out of or in connection with any liability under environmental laws, or in the doing of any act done or performed or omission occurring on account of it being trustee or acting in such capacity, except such liability, expense, claims, damages or loss as to which it is liable under the trust agreement. In this regard, the trustee shall be liable only for its own fraud, gross negligence or willful misconduct and shall not be liable for any act or omission of any agent or employee unless the trustee has acted in bad faith or with gross negligence in the selection and retention of such agent or employee. The trustee is entitled to indemnification from the assets of the trust and shall have a lien on the assets of the trust to secure it for the foregoing indemnification.

Under PCEC’s limited partnership agreement and subject to specified limitations, no partner, officer or employee of PCEC will be liable for, and such partner, officer or employee will be indemnified and held harmless by PCEC against, any and all losses, liabilities and reasonable expenses, including attorneys’ fees, arising from proceedings in which such partner, officer or employee may be involved by reason of its being a partner, officer or employee. Subject to any terms, conditions or restrictions set forth in PCEC’s limited partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. Reference is made to the Underwriting Agreement to be filed as an exhibit to this registration statement, which provides for the indemnification of PCEC, its managers and officers and any person who controls PCEC, including indemnification for liabilities under the Securities Act.

In connection with the preparation and filing of any registration statement pursuant to the registration rights agreement, PCEC will indemnify the trust and its agents from and against any liabilities under the Securities Act or any state securities laws arising from the registration statement or prospectus. PCEC will bear all costs and expenses incidental to any registration statement, excluding any underwriting discounts and fees.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The following documents are filed as exhibits to this registration statement:

Exhibit Number		Description
1.1**	—	Form of Underwriting Agreement.

3.1†	—	Certificate of Limited Partnership of Pacific Coast Energy Company LP.

3.2†	—	Amendment to Certificate of Limited Partnership of Pacific Coast Energy Company LP.

3.3**	—	Limited Partnership Agreement of Pacific Coast Energy Company LP.

3.4†	—	Certificate of Trust of Pacific Coast Oil Trust.

3.5†	—	Trust Agreement.

3.6*	—	Form of Amended and Restated Trust Agreement.

5.1**	—	Opinion of Richards, Layton & Finger P.A. relating to the validity of the trust units.

8.1†	—	Opinion of Latham & Watkins LLP relating to tax matters.

10.1**	—	Form of Net Profits Interests Conveyance.

10.2*	—	Form of Registration Rights Agreement.

10.3**	—	Form of Operating and Services Agreement.

10.4A*#	—	Crude Oil Purchase Agreement, dated as of January 1, 2004, between Pacific Coast Energy Company (formerly ERG Operating Company, Inc.) and ConocoPhillips Company.

10.4B*#	—	Amendment to Crude Oil Purchase Agreement, dated effective February 1, 2008, between Pacific Coast Energy Company (formerly BreitBurn Energy Company L.P.) and ConocoPhillips Company.

10.4C*#	—	Amendment to Crude Oil Purchase Agreement, dated as of January 1, 2012, between Pacific Coast Energy Company and ConocoPhillips Company.

10.5*#	—	Amendment No. 5 to Crude Oil Outright Purchase Agreement, dated effective as of May 1, 2010, between Pacific Coast Energy Company LP (formerly BreitBurn Energy Company L.P.) and ConocoPhillips Company.

21.1**	—	Subsidiaries of Pacific Coast Energy Company LP.

23.1†	—	Consent of PricewaterhouseCoopers LLP.

23.2†	—	Consent of PricewaterhouseCoopers LLP.

23.3**	—	Consent of Richards, Layton & Finger P.A. (contained in Exhibit 5.1).

23.4†	—	Consent of Latham & Watkins LLP (contained in Exhibit 8.1).

23.5†	—	Consent of Netherland, Sewell & Associates, Inc.

24.1†	—	Powers of Attorney (included on the signature pages to the initial Registration Statement on Form S-1 filed on January 6, 2012).

Exhibit Number		Description

99.1†	—	Summary Reserve Reports of Netherland, Sewell & Associates, Inc. (included as Annexes A, B and C to the prospectus).

†	Previously filed.
*	Filed herewith.
**	To be filed by amendment.
#	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.

(b) Financial Statement Schedules.

No financial statement schedules are required to be included herewith or they have been omitted because the information required to be set forth therein is not applicable.

Item 17. Undertakings.

The undersigned registrants hereby undertake:

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 14, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b) To provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrants pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To send to each trust unitholder at least on an annual basis a detailed statement of any transactions with the trustees or their respective affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the trustees or their respective affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) To provide to the trust unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the trust.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 17, 2012.

Pacific Coast Energy Company LP

By: PCEC (GP) LLC, its general partner

By:	/s/ Randall H. Breitenbach
Randall H. Breitenbach
Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Randall H. Breitenbach Randall H. Breitenbach	Co-Chief Executive Officer of PCEC (GP) LLC and Board Representative (Principal Executive Officer)	February 17, 2012

* Halbert S. Washburn	Co-Chief Executive Officer of PCEC (GP) LLC and Board Representative (Principal Executive Officer)	February 17, 2012

* James G. Jackson	Chief Financial Officer of PCEC (GP) LLC and Board Representative (Principal Financial Officer)	February 17, 2012

* Lawrence C. Smith	Controller of PCEC (GP) LLC (Principal Accounting Officer)	February 17, 2012

* Howard Hoffen	Board Representative	February 17, 2012

* Gregory D. Myers	Board Representative	February 17, 2012

* V. Frank Pottow	Board Representative	February 17, 2012

*By:	/s/ Randall H. Breitenbach
Randall H. Breitenbach
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 17, 2012.

Pacific Coast Oil Trust

By: Pacific Coast Energy Company LP

By: PCEC (GP) LLC, its general partner

By:	/s/ Randall H. Breitenbach
Randall H. Breitenbach
Co-Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number		Description
1.1**	—	Form of Underwriting Agreement.

3.1†	—	Certificate of Limited Partnership of Pacific Coast Energy Company LP.

3.2†	—	Amendment to Certificate of Limited Partnership of Pacific Coast Energy Company LP.

3.3**	—	Limited Partnership Agreement of Pacific Coast Energy Company LP.

3.4†	—	Certificate of Trust of Pacific Coast Oil Trust.

3.5†	—	Trust Agreement.

3.6*	—	Form of Amended and Restated Trust Agreement.

5.1**	—	Opinion of Richards, Layton & Finger P.A. relating to the validity of the trust units.

8.1†	—	Opinion of Latham & Watkins LLP relating to tax matters.

10.1**	—	Form of Net Profits Interests Conveyance.

10.2*	—	Form of Registration Rights Agreement.

10.3**	—	Form of Operating and Services Agreement.

10.4A*#	—	Crude Oil Purchase Agreement, dated as of January 1, 2004, between Pacific Coast Energy Company (formerly ERG Operating Company, Inc.) and ConocoPhillips Company.

10.4B*#	—	Amendment to Crude Oil Purchase Agreement, dated effective February 1, 2008, between Pacific Coast Energy Company (formerly BreitBurn Energy Company L.P.) and ConocoPhillips Company.

10.4C*#	—	Amendment to Crude Oil Purchase Agreement, dated as of January 1, 2012, between Pacific Coast Energy Company and ConocoPhillips Company.

10.5*#	—	Amendment No. 5 to Crude Oil Outright Purchase Agreement, dated effective as of May 1, 2010, between Pacific Coast Energy Company LP (formerly BreitBurn Energy Company L.P.) and ConocoPhillips Company.

21.1**	—	Subsidiaries of Pacific Coast Energy Company LP.

23.1†	—	Consent of PricewaterhouseCoopers LLP.

23.2†	—	Consent of PricewaterhouseCoopers LLP.

23.3**	—	Consent of Richards, Layton & Finger P.A. (contained in Exhibit 5.1).

23.4†	—	Consent of Latham & Watkins LLP (contained in Exhibit 8.1).

23.5†	—	Consent of Netherland, Sewell & Associates, Inc.

24.1†	—	Powers of Attorney (included on the signature pages to the initial Registration Statement filed on Form S-1 on January 6, 2012).

99.1†	—	Summary Reserve Reports of Netherland, Sewell & Associates, Inc. (included as Annexes A, B and C to the prospectus).

†	Previously filed.
*	Filed herewith.
**	To be filed by amendment.
#	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.